UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2010

KENTUCKY FIRST FEDERAL BANCORP
(Exact Name of Registrant as Specified in Its Charter)

United States	0-51176	61-1484858
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

479 Main Street, Hazard, Kentucky	41702
(Address of principal executive offices)	(Zip Code)

(502) 223-1638
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02            Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On September 29, 2010, management and the Audit Committee of the Board of Directors of Kentucky First Federal Bancorp (the “Company”) determined that the Company’s financial statements for the year ended June 30, 2009 and for each of the quarters ended September 30, 2009, December 31, 2009 and March 31, 2010 should no longer be relied upon as a result of certain adjustments to the Company’s accrued and deferred income tax liability.

The restatement of the financial statements will incorporate the following adjustments:

•	The reduction of deferred federal income taxes payable at July 1, 2007 with a $224,000 adjustment to retained earnings reflecting lower actual levels of deferred tax liabilities;
•
The decrease of the Company’s net earnings for the fiscal year ended June 30, 2009, from $808,000 to $728,000, as a result of additional income tax due on a dividend distribution from one of the Company’s bank subsidiaries, which exceeded the Bank’s accumulated earnings and profits and, as a consequence, resulted in a distribution of the bank’s thrift reserve; and

•	The decrease of the Company’s basic and diluted earnings per share from $0.11 to $0.10 for the fiscal year ended June 30, 2009.

           The financial statements also will be restated to revise the reported liability associated with deferred income taxes.  As a result of the restatement, the following financial statement line items were adjusted (in thousands, except share data):

Consolidated Statement of Financial Condition at June 30, 2009:	Restated	Previously Reported	Effect of Change
Accrued federal income taxes	$147	$67	$80
Deferred federal income taxes	1,115	1,339	(224)
Total liabilities	182,363	182,507	(144)
Retained earnings	32,074	31,930	144
Total shareholders’ equity	58,538	58,394	144

Consolidated Statement of Earnings for the year ended June 30, 2009:	Restated	Previously Reported	Effect of Change
Federal income taxes, current	$1,116	$1,036	$80
Total federal income taxes	1,183	1,103	80
Net earnings	728	808	(80)
Earnings per share, basis and diluted	0.10	0.11	(0.01)

Consolidated Statement of Comprehensive Income for the year ended June 30, 2009:	Restated	Previously Reported	Effect of Change
Net earnings	$728	$808	$(80)
Comprehensive income	802	882	(80)

Consolidated Statement of Cash Flows for the year ended June 30, 2009:	Restated	Previously Reported	Effect of Change
Cash Flows from operating activities:
Net earnings for the year	$728	$808	$(80)
Federal income taxes, current	626	546	80

Consolidated Balance Sheet as of September 30, 2009	Restated	Previously Reported	Effect of Change
Prepaid federal income taxes	$232	$312	$(80)
Total assets	235,767	235,847	(80)
Deferred federal income taxes	1,095	1,319	(224)
Total liabilities	177,821	178,045	(224)
Retained earnings	31,428	31,284	144
Total shareholders’ equity	57,946	57,802	144
Total liabilities and shareholders’ equity	235,767	235,847	(80)

Consolidated Balance Sheet as of December 31, 2009	Restated	Previously Reported	Effect of Change
Prepaid federal income taxes	$393	$473	$(80)
Total assets	239,393	239,473	(80)
Deferred federal income taxes	1,225	1,449	(224)
Total liabilities	181,265	181,489	(224)
Retained earnings	31,360	31,216	144
Total shareholders’ equity	58,128	57,984	144
Total liabilities and shareholders’ equity	239,393	239,473	(80)

Consolidated Balance Sheet as of March 31, 2010	Restated	Previously Reported	Effect of Change
Prepaid federal income taxes	$218	$298	$(80)
Total assets	238,275	238,355	(80)
Deferred federal income taxes	1,160	1,384	(224)
Total liabilities	180,206	180,430	(224)
Retained earnings	31,367	31,223	144
Total shareholders’ equity	58,069	57,925	144
Total liabilities and shareholders’ equity	238,275	238,355	(80)

The Company has filed an amended Annual Report on Form 10-K for the year ended June 30, 2009, and amended Quarterly Reports on Form 10-Q for the quarters ended September 30, 2009, December 31, 2009 and March 31, 2010, containing corrected consolidated balance sheets and consolidated statements of income, comprehensive income and cash flows for the respective periods.

The Company’s management and Audit Committee has consulted with Crowe Horwath, LLP, who serves as the Company’s independent registered public accounting firm, and with BKD, LLP, who served as the Company’s predecessor independent registered public accounting firm, regarding the matters disclosed in this Form 8-K in reaching the conclusion to restate the financial statements for the above-mentioned periods to reflect the adjustments discussed herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KENTUCKY FIRST FEDERAL BANCORP

Date: October 5, 2010	By:	/s/ Don D. Jennings
Don D. Jennings
President and Chief Operating Officer